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EXHIBIT 10.3

                                February 7, 2000

MainStreet IPO.com., Inc.
171 Church Lane
North Brunswick, NJ 08902

Gentlemen:

         The undersigned stockholder, officer and/or director of MainStreet IPO.com., Inc. (the "Company"), in consideration of the issuance of the common stock of MainStreet, hereby agrees that, until December 31, 2000, the undersigned will not offer, sell, transfer or otherwise dispose of any shares of Common Stock of the Company now owned or hereafter acquired, whether beneficially or of record, by the undersigned, including, but not limited to, shares of Common Stock acquired upon exercise of options or warrants or acquired upon conversion of any other securities owned by the undersigned (collectively, the "Shares"). Notwithstanding the foregoing, the undersigned may pledge such Shares and may sell or otherwise transfer such Shares to any affiliate, any family member, any trust for the benefit of the undersigned or any family member or any charitable organization, provided that the transferee agrees in writing to be bound by the foregoing restrictions to the same extent as the undersigned. In addition, Shares may be transferred by will or the laws of descent and distribution.

         The undersigned acknowledges and agrees that:

         1. A typed legend will be placed on the reverse side of each stock certificate representing Shares which states that the sale or transfer of the Shares is subject to the restrictions set forth in this letter.

         2. The undersigned will deliver his, her or its certificate(s) representing shares of Common Stock so that the legend referred to above may be placed on such certificate(s).

         The terms and conditions contained in this letter can only be modified (including premature termination of the transfer restrictions contained in this letter) with the prior unanimous written consent of MainStreet and Todd and Company, Inc.

                                    Very truly yours,



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